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Exhibit 10.2

AMENDMENT AND EXTENSION OF EMPLOYMENT AGREEMENT

        This Extension of Employment Agreement ("Extension") is entered into as of March 3, 2008 ("Effective Date") between Maui Land & Pineapple Company, Inc. ("Company") and Robert I. Webber ("Executive").

RECITALS

        Whereas, the Company and the Executive are parties to an Employment Agreement ("Agreement") effective May 1, 2006 to April 30, 2008; and

        Whereas, the Company and the Executive now desire to amend and extend the Agreement in accordance with the provisions below;

        Now, therefore, it is agreed as follows:

  1.
  Effective March 3, 2008, Section 1, Employment, shall be amended to reflect Executive's positions as Chief Operating officer, Chief Financial Officer and Executive Vice President.

  2.
  In accordance with the provisions of Section 2, Term, the employment of Executive under the terms of the Agreement, as amended by this Extension, shall continue until April 30, 2010.

  3.
  Effective March 3, 2008, Section 4 (a), Annual Base Salary, shall be amended to provide Executive an annual base salary of Four Hundred Thousand Dollars ($400,000.00).

  4.
  All other provisions of the Agreement shall remain in full force and effect.

        This Extension is executed this 7th day of May, 2008.

/s/ ROBERT I. WEBBER Robert I. Webber
MAUI LAND & PINEAPPLE COMPANY, INC.

By	/s/ DAVID C. COLE David C. Cole
Its	Chairman, President & CEO

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  Exhibit 10.2
AMENDMENT AND EXTENSION OF EMPLOYMENT AGREEMENT